As filed with the Securities and Exchange Commission on April 3, 1998
                                                Registration No. 333-
============================================================================

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                                  SYNTEL, INC.
      (Exact name of registrant as specified in its charter)

              Michigan                               38-2312018
      (State or Other Jurisdiction of             (I.R.S. Employer
       Incorporation or Organization)             Identification No.)

           2800 Livernois, Suite 400, Troy, Michigan      48083
            (Address of principal executive offices)    (zip code)

               1997 STOCK OPTION AND INCENTIVE PLAN
                1997 EMPLOYEE STOCK PURCHASE PLAN
                     (Full title of the Plan)

                      DANIEL M. MOORE, ESQ.
           Vice President-Secretary and General Counsel
                           Syntel, Inc.
                    2800 Livernois, Suite 400
                      Troy, Michigan  48083
             (Name and address of agent for service)

 Telephone number, including area code, of agent for service:(248) 619-2800

                            Copies to:
                       D. RICHARD MCDONALD
                       Dykema Gossett PLLC
              1577 North Woodward Avenue, Suite 300
                Bloomfield Hills, Michigan  48304


                 CALCULATION OF REGISTRATION FEE
============================================================================

                                          Proposed Maximum   Proposed Maximum     Amount of
    Title of Securities    Amount to be       Offering          Aggregate        Registration
     to be Registered       Registered    Price per Share*    Offering Price*        Fee

      Common Stock,
     No par value          1,000,000          $41.00            $41,000,000        $12,095

============================================================================

* Estimated solely for purposes of computing the Registration Fee, at $41.00 per share, the last sale price for shares of the Common Stock on March 31, 1998, as reported on the NASDAQ National Market, pursuant to Rule 457(h).

============================================================================

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation by Reference.

     The following documents filed by Syntel, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

     (b) Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, Number 0-22903.

     All documents filed by the Company with the Commission pursuant to Sec-tions 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termin-ation of the offering of the common stock covered by this Registration State-ment shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

Item 4.  Description of Securities.

     Not required.

Item 5.  Interests of Named Experts and Counsel.

     No material interests.

Item 6.  Indemnification of Directors and Officers.

     Michigan Business Corporation Act

     The Company is organized under the Michigan Business Corporation Act
(the "Michigan Act") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

     The Michigan Act also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.

     The Michigan Act also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors' and officers' liability insurance.

     Bylaws of the Registrant

     The Company's Bylaws generally require the Registrant to indemnify officers and directors to the fullest extent legally possible under the Michigan Act and provide that similar indemnification may be afforded employees and agents.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed with this Registration Statement:

           5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

          10.1  Syntel, Inc. 1997 Stock Option and Incentive Plan.

          10.2  Syntel, Inc. 1997 Employee Stock Purchase Plan.

          23.1  Consent of Coopers & Lybrand L.L.P.

          23.2  Consent of Dykema Gossett PLLC (contained in Exhibit 5).

          24   Power of Attorney (see "Signatures").



Item 9.  Undertakings.

     (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if this registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on March 23, 1998.

                              SYNTEL, INC.

                              By: /s/ BHARAT DESAI

                              Bharat Desai
                              President and Chief Executive Officer


                        POWER OF ATTORNEY

     Each of the undersigned whose signature appears below hereby constitutes and appoints Bharat Desai, Neerja Sethi and Daniel M. Moore and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 23, 1998.

                                   Title

/s/ BHARAT DESAI
Bharat Desai                  Director and President and
                              Chief Executive Officer

/s/ JOHN ANDARY
John Andary                   Chief Financial Officer
                              (principal financial and accounting officer)

/s/ NEERJA SETHI
Neerja Sethi                  Director and Vice President, Corporate Affairs

/s/ PARITOSH K. CHOKSI
Paritosh K. Choksi            Director


/s/ DOUGLAS VAN HOUWELING
Douglas Van Houweling         Director


/s/ GEORGE R. MRKONIC
George R. Mrkonic             Director

                        INDEX TO EXHIBITS



     Exhibit
     Number                          Exhibits



      5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

     10.1      Syntel, Inc. 1997 Stock Option and Incentive Plan.

     10.2      Syntel, Inc. 1997 Employee Stock Purchase Plan.

     23.1      Consent of Coopers & Lybrand L.L.P.

     23.2      Consent of Dykema Gossett PLLC (contained in Exhibit 5)

     24        Power of Attorney (see "Signatures")